Exhibit 4.4

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

Dated as of June 8, 2016

Among

VANTAGE DRILLING INTERNATIONAL (f/k/a

OFFSHORE GROUP INVESTMENT LIMITED),

as Company,

THE GUARANTORS PARTY HERETO,

as Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Noteholder Collateral Agent

1% / 12% STEP-UP SENIOR SECURED THIRD LIEN CONVERTIBLE NOTES DUE 2030

THIS SUPPLEMENTAL INDENTURE (“Supplemental Indenture”), dated as of June 8, 2016 (the “Amendment Date”), among Vantage Drilling International (f/k/a Offshore Group Investment Limited), a Cayman Islands exempted company (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, not in its individual capacity but solely as trustee (together with its successors and assigns, in such capacity, the “Trustee”) and not in its individual capacity but solely as noteholder collateral agent (together with its successors and assigns, in such capacity, the “Noteholder Collateral Agent”) to the indenture dated as of February 10, 2016 (the “Existing Indenture”, and the Existing Indenture, as amended and supplemented by this Supplemental Indenture, the “Indenture”).

W I T N E S S E T H

WHEREAS, pursuant to the Existing Indenture, the Company has issued a total of $749,983,372.99 aggregate principal amount of 1% / 12% Step-Up Senior Secured Third Lien Convertible Notes due 2030 (the “Notes”);

WHEREAS, the Company, the Guarantors and certain Holders of the Notes (the “Consenting Holders”) have determined that it is in the best interests of the Company and the Consenting Holders to make certain amendments to the Existing Indenture, as set forth in this Supplemental Indenture;

WHEREAS, the Company and Guarantors have each duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Company requests that the Trustee and Noteholder Collateral Agent enter into and effect this Supplemental Indenture;

WHEREAS, pursuant to Section 9.02 of the Existing Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to effect the amendments specified herein with the consent of the Holders of a majority in principal amount of Notes then outstanding voting as a single class;

WHEREAS, the Holders of a majority of the outstanding aggregate principal amount of the Notes have delivered to the Trustee and Noteholder Collateral Agent written evidence of their consent to and direction to the Trustee and Collateral Agent to effect the amendments set forth in Section 2 hereof;

WHEREAS, the Company and the Guarantors have been authorized by a resolution of their respective Boards of Directors or like governing body, or the Board of Directors or like governing body of their ultimate sole or managing member, as the case may be, to enter into this Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Existing Indenture and by the organizational documents of the Company and the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Noteholder Collateral Agent mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Existing Indenture or in the preamble or recital hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Amendment to the Existing Indenture. Effective as of the Amendment Date:

(i) Section 12.01(a)(1) of the Existing Indenture is hereby amended and restated in its entirety as follows (the language being added pursuant to this amendment is underlined):

“(a) The Company and the Guarantors:

(1)	shall grant a Required Priority security interest in the Collateral as set forth in the Collateral Agreements to the Noteholder Collateral Agent for the benefit of the Third Lien Secured Parties, to secure the due and punctual payment of the principal of, premium (including the Applicable Premium), if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether at Stated Maturity thereof, on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (including the Applicable Premium), if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all the Note Obligations of the Company and the Guarantors to the Holders, the Noteholder Collateral Agent and the Trustee under this Indenture, the Collateral Agreements, the Note Guarantees and the Notes, subject to the terms of the Third Lien Intercreditor Agreement and any other Permitted Liens; provided that any capital stock and other securities of any of the Guarantors shall be excluded from the Collateral to the extent the pledge of such capital stock or other securities to secure the Notes would cause such Guarantor to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time);”

(ii) Section 12.03(a) of the Existing Indenture is hereby amended and restated by deleting the word “or” at the end of clause (6) thereof, and by amending and restating in its entirety clause (7) thereof to provide for an additional clause (8) as follows (the language being added pursuant to this amendment is underlined):

“(7) as provided in the Third Lien Intercreditor Agreement; or

(8) pursuant to and to give effect to the proviso in Section 12.01(a)(1).”

3. Existing Indenture in Full Force and Effect. Except as expressly provided herein, all of the terms, provisions and conditions of the Existing Indenture and the Notes shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts and Delivery. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. The Trustee and the Noteholder Collateral Agent. The Trustee and the Noteholder Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and Guarantors.

7. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

The Company:

VANTAGE DRILLING INTERNATIONAL

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

Guarantors:

DRAGONQUEST HOLDINGS COMPANY

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

EMERALD DRILLER COMPANY

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

P2020 RIG CO.

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

P2021 RIG CO.

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

PT. VANTAGE DRILLING COMPANY INDONESIA

By:	/s/ James Angus Goudie
Name: James Angus Goudie
Title: President Director

SAPPHIRE DRILLER COMPANY

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE DEEPWATER COMPANY

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE DEEPWATER DRILLING, INC.

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE DELAWARE HOLDINGS, LLC

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE DRILLER I CO.

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE DRILLER II CO.

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE DRILLER III CO.

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE DRILLER IV CO.

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE DRILLER VI CO.

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE DRILLING AFRICA

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE DRILLING (MALAYSIA) I SDN. BHD.

By:	/s/ Kenneth Howden
Name: Kenneth Howden
Title: Director

VANTAGE DRILLING LABUAN I LTD.

By:	/s/ Ronald J. Nelson
Name: Ronald J. Nelson
Title: Director

VANTAGE DRILLING NETHERLANDS B.V.

By:	/s/ Rui Miguel Silva Gomes
Name: Rui Miguel Silva Gomes
Title: Managing Director

VANTAGE DRILLER ROCO S.R.L.

By:	/s/ Ronald J. Nelson
Name: Ronald J. Nelson
Title: Director

VANTAGE DRILLER ROCO – LUXEMBOURG BRANCH

By:	/s/ Ronald J. Nelson
Name: Ronald J. Nelson
Title: Director

VANTAGE ENERGY SERVICES, INC.

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE HOLDING HUNGARY KFT.

By:	/s/ Rui Miguel Silva Gomes
Name: Rui Miguel Silva Gomes
Title: Managing Director

VANTAGE HOLDINGS CYPRUS ODC LIMITED

By:	/s/ Rui Miguel Silva Gomes
Name: Rui Miguel Silva Gomes
Title: Director

VANTAGE HOLDINGS MALAYSIA I CO.

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE INTERNATIONAL MANAGEMENT CO.

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

VANTAGE INTERNATIONAL MANAGEMENT COMPANY PTE. LTD.

By:	/s/ Ronald J. Nelson
Name: Ronald J. Nelson
Title: Director

U.S. BANK NATIONAL ASSOCIATION,
as Noteholder Collateral Agent

By:	/s/ Melissa F. Vachon
Name: Melissa F. Vachon
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Melissa F. Vachon
Name: Melissa F. Vachon
Title: Vice President